SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                            ------------------

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  August 7, 1998

                             MID OCEAN LIMITED
          ------------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)


          Cayman Islands                 1-14336          Not Applicable
   ----------------------------     ---------------       --------------
         (State or Other              (Commission         (IRS Employer
  Jurisdiction of Incorporation)      File Number)        Identification
                                                               No.)




  Richmond House, 12 Par la Ville Road, Hamilton, Bermuda         HM 08
  -------------------------------------------------------      ----------
          (Address of Principal Executive Offices)             (Zip Code)


                              (441) 292-1358
           ----------------------------------------------------
           (Registrant's telephone number, including area code)


ITEM 5.  OTHER EVENTS.

         On August 7, 1998, EXEL Limited (which has been renamed "EXEL
Holdings Limited") ("EXEL") and Mid Ocean Limited ("Mid Ocean") issued the press release attached as Exhibit 99.1 announcing that the schemes of arrangement (the "Arrangements") between EXEL and its shareholders and between Mid Ocean and its shareholders were sanctioned by the Grand Court of the Cayman Islands and that the transaction closed on August 7, 1998.

        Pursuant to the Arrangements, EXEL and Mid Ocean became wholly owned subsidiaries of Exel Merger Company Ltd. (which has been renamed "EXEL Limited") ("New EXEL"). Pursuant to the Arrangements, subject to the cash election available to shareholders of EXEL and Mid Ocean, each ordinary share of EXEL will be exchanged for one Class A ordinary share of New EXEL, each Class A ordinary share of Mid Ocean will be exchanged for 1.0215 Class A ordinary shares of New EXEL, and each Class B ordinary share and Class C ordinary share of Mid Ocean will be exchanged for 1.0215 Class B ordinary shares of New EXEL.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS


     (c)  Exhibits


Exhibit   Description
-------   ---------------

99.1 Text of press release, dated August 7, 1998, issued by EXEL Limited and Mid Ocean Limited


                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 17, 1998


                                        Mid Ocean Limited



                                        By:  /s/ Michael A. Butt
                                            ----------------------------
                                            Michael A. Butt
                                            President and Chief
                                            Executive Officer




                               EXHIBIT INDEX

Exhibit        Description
-------        ---------------
99.1           Text of press release, dated August 7, 1998, issued by EXEL
               Limited and Mid Ocean Limited